UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)	September 8, 2016

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Severn Bancorp, Inc., (Nasdaq: SVBI) (the “Company”) parent company of Severn Savings Bank, FSB (“Severn”), redeemed the remaining portion of the 23,393 original shares of preferred stock sold in 2008 to the U.S. Department of the Treasury (the  “TARP Shares”), now owned by third parties.  The TARP Shares have a dividend rate of 9% per annum. The Company previously redeemed 10,000 TARP Shares on May 16, 2016, leaving 13,393 outstanding. On September 8, 2016 the Company paid $13.4 million to redeem the remaining 13,393 TARP Shares. After this redemption the Company will have fully repaid all of its TARP obligations.

A copy of the press release announcing the redemption of the remaining TARP Shares is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

99.1	Press release of Severn Bancorp, Inc. dated September 8, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: September 8, 2016	By:	/s/ Alan J. Hyatt
Alan J. Hyatt, President